EXHIBIT 10.1

This Share Purchase Agreement (the ‘Agreement’) is made and entered into on 29 July 2014 between:

I.FAC 2 B.V., a private company with limited liability under Dutch law, having its official place of business and offices in Huis ter Heide, the Netherlands, registered with the trade register of the Chamber of Commerce under file number 61102946 (the ‘Seller); and

II.SYMBID HOLDING B.V., a private company with limited liability under Dutch law, having its official place of business and offices in Rotterdam, the Netherlands, registered with the trade register of the Chamber of Commerce under file number 58921575 (the ‘Buyer’);

III.SYMBID CORP., a corporation under the laws of Nevada, United States, having its official place of business and offices in New York, United States, registered with the Secretary of State Nevada, United States, under file number #E0426722011-7 (‘SBID’);

The Seller, the Buyer and SBID also referred to as the ‘Parties’ and each individually also referred to as ‘Party’.

WHEREAS:

A.
The Seller owns 100% of the issued and outstanding shares (the ‘Shares’) in the share capital of FAC B.V., a private company with limited liability under Dutch law, having its official place of business and offices in Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce under file number 60527080 (the ‘Company’);

B.	The Company owns a perpetual, worldwide, exclusive transferable license to technology related to the development of the infrastructure for origination, monitoring, and reporting of company data;

C.	The Seller desires to sell and transfer the Shares and the Buyer desires to purchase and accept the Shares, subject to the terms and conditions set forth in this Agreement;

D.
The Buyer was enabled to conduct a due diligence investigation into the Shares, the Company and the perpetual, worldwide, exclusive transferable license referred to above under B (the ‘Due Diligence Investigation’) and was furnished the documents and records (including those in a digital format) referred to in Schedule I of this Agreement, as attached thereto as appendix (the ‘Due Diligence Information’);

E.
On the basis of this Due Diligence Investigation, the Due Diligence Information and its own assumptions, projections and estimates, the Buyer has confirmed its interest in acquiring the Shares (the ‘Transaction’), in exchange for 2,750,000 shares of restricted stock in SBID, listed on the United States OTC Markets (‘OTCQB’). The restricted stock in SBID is contractually restricted from trading for a period of 6 months and shall contain a United States Securities Act of 1933, as amended (the ‘Securities Act’), restrictive legend under which the stock cannot be sold except pursuant to registration under the Securities Act or exemption therefrom. The issuance of restricted stock in SBID to Seller is exempt from registration or qualification pursuant to Section 4(a)(2) of the Securities Act and the transfer of the Shares of Seller to Buyer is also exempt from registration or qualification under the Securities Act and under securities laws of the jurisdictions where the Seller resides (if and to the extent applicable).

Now, therefore, in consideration of the mutual agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1.	SALE AND PURCHASE OF THE SHARES

1.1
Agreement to sell and purchase the Shares: Subject to the terms and conditions set forth in this Agreement, the Seller hereby sells and agrees to transfer at Closing (defined below) to the Buyer the Shares, and the Buyer hereby purchases and agrees to accept at Closing from the Seller the same, with all rights, titles and interests and all obligations, responsibilities, commitments and liabilities attaching thereto.

1.2
Consideration: In consideration and in exchange for the Shares, the Buyer shall procure the issuing, transfer, conveying and delivery of 2,750,000 shares of restricted stock in SBID by SBID to the Seller (the ‘SBID Stock’).

2.	TRANSFER OF THE SHARES - CLOSING

2.1
Condition for Closing: SBID Stock: The obligation of the Seller and the Buyer to consummate the Transaction (‘Closing’) is subject to the issuing, transfer, conveying and delivery of the SBID Stock by SBID to the Seller, consistent with all required (listing) consents, approvals, authorisations and/or quotations (including the same required by the OTCQB and/or under the Securities Act, and under securities laws of the jurisdictions where the Seller resides (if and to the extent applicable)), prior to or ultimately on the Long Stop Date (defined below) (the ‘Condition Precedent’).

2.2
Satisfaction of the Condition Precedent: The Buyer and SBID shall use their best efforts to satisfy the Condition Precedent and the Buyer shall use its best efforts to consummate the Transaction as soon as reasonably possible after the date of signing of this Agreement and in any event no later than 29 September 2014 (the ‘Long Stop Date’). The Buyer and/or SBID shall as soon as reasonably possible, and in any event not later than five business days after the date of signing of this Agreement, prepare and file with the appropriate authorities (including the OTCQB and/or the authorities under the Securities Act, and under securities laws of the jurisdictions where the Seller resides (if and to the extent applicable)), the notices, requests and/or applications for (listing) consent, approval, authorisation and/or quotation which are required to be filed by it in order to be consistent with all required (listing) consents, approvals, authorisations and/or quotations (including the same required by the OTCQB and/or under the Securities Act, and under securities laws of the jurisdictions where the Seller resides (if and to the extent applicable)). As soon as the Buyer and/or SBID becomes aware of a fact or circumstance which shall result or may reasonably be expected to result in a delay of timely satisfaction of the Condition Precedent or the Condition Precedent not being satisfied at all or the fact that the Condition Precedent has been satisfied, the Buyer and/or SBID shall promptly notify the Seller and the Company accordingly. If the Condition Precedent is not satisfied prior to the Long Stop Date, or if prior to the Long Stop Date it turns out that the Condition Precedent is incapable of satisfaction, this Agreement may be terminated by each Party (except for Article 6, 7 and 8 which shall survive said termination).

2.3
Closing and Actions at Closing: Closing shall take place in Amsterdam, the Netherlands, at the offices of Houthoff Buruma (the ‘Notary’) on the 2nd (second) business day following the day on which the Condition Precedent has been satisfied (the ‘Closing Date’), or at such other location or date as may be agreed between the Parties, but in any event prior to the Long Stop Date. At Closing, the Buyer or SBID, as the case may be, shall deliver statements from the transfer agent evidencing that the SBID Stock have been transferred to and registered in the name of the Seller. Simultaneously, the Shares shall be transferred to the Buyer by means of execution of a notarial deed of transfer, substantially in the form attached hereto as Schedule II to this Agreement, in that respect. The Seller and the Buyer shall procure the Notary to register the transfer of the Shares to the Buyer in the shareholder's register of the Company.

3.	REPRESENTATION AND WARRANTIES OF THE SELLER

3.1
Representation and Warranties: The Seller represents and warrants to the Buyer that each of the following statements is true and accurate on the date of signing of this Agreement and shall be true and accurate on the Closing Date (the ‘Seller Warranties’):

3.1.1
Organization: The Company is a private company with limited liability under Dutch law, duly organized and validly existing and in good standing under Dutch law, and has all the requisite corporate power and authority to own its properties and assets, including licenses, and is duly qualified to do business in the Netherlands. The execution of this Agreement does not, and the consummation of the Transaction in accordance with the terms hereof will not, violate any provision of the Company’s organizational documents. The Seller has taken all action required by Dutch law, its articles of association, or otherwise to authorize the execution of this Agreement.

3.1.2
Capitalization: All Shares are legally issued, fully paid and non-assessable and were not issued in violation of the pre-emptive or other rights of any person. The Company has no options, warrants or other convertible securities outstanding.

3.1.3
Subsidiaries and Equity Investments: The Company does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest or have any investment in any corporation, limited liability company, limited partnership, joint venture or other company, person or other entity.

3.1.4
Litigation: There is no action, suit, proceeding or investigation (‘Action’) pending or, to the knowledge of the Seller, currently threatened in writing against the Company, or any of its affiliates, that may affect the validity of this Agreement or the right of the Company to enter into this Agreement. There is no Action pending or, to the knowledge of the Seller currently threatened in writing against the Company or any of its shareholders, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or any of its affiliates. Neither the Company nor its shareholder is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.1.5
Compliance with Laws: The Company has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever.

3.1.6
Agreements: The Company is not a party to or bound by any contracts, other than the licensing and maintenance agreements (the ‘Licensing and Maintenance Agreements’) necessary to execute the license attached as Schedule III of this Agreement. The Seller has provided to the Buyer or SBID, prior to the date of signing of this Agreement, true, correct and complete copies of each contract (whether written or oral) including each amendment, supplement and modification thereto. Other than the Licensing and Maintenance Agreements attached as Schedule III of this Agreement, there are no other contractual commitments of the Company.

3.1.7
No Debt Obligations: Upon the Closing Date, the Company has no debt, obligations or liabilities of any kind whatsoever. The Company is not a guarantor of any indebtedness of any person, entity or corporation.

3.1.8
Information: The Seller has not intentionally withheld any information of which the Seller was or should have been aware that, had such information been known to a prudent buyer at the date of signing of this Agreement, it would have led such buyer to refrain from entering into the Agreement.

3.2
No Other Warranties: The Buyer and SBID hereby agree, acknowledge and confirm that the Seller does not give any warranty, guarantee or any other form of comfort, whether express or implied, in connection with the Transaction other than the Seller Warranties.

3.3Notice: If the Buyer or SBID becomes aware of information, a fact, circumstance or matter that does or may give rise to a claim by the Buyer against the Seller for breach of the Seller Warranties, the Buyer or SBID, as the case may be, shall, promptly and in any event within 30 (thirty) days of the date on which it becomes aware of the relevant information, fact, circumstance or matter, give written notice to the Seller, this notice setting out such information as is available to the Buyer and/or SBID and as is reasonably necessary to enable the Seller to assess the merits of the (potential) claim, to act to preserve evidence and to make such provisions as the Seller deems necessary, acting reasonably.

4.	INDEMNIFICATIONS

4.1
Sole remedy: In the event of a breach of one or more of the Seller Warranties, only the Buyer shall be entitled to a remedy and the Buyer's sole and exclusive remedy shall be, subject to the limitations set out in this Article 4, the right to oblige the Seller to re-transfer to SBID or, if SBID so elect(s), transfer to the Buyer, such number of shares of SBID Stock the value whereof (based on OTCQB) minus a 25% discount (of such value) corresponds with the amount of the claim by the Buyer against the Seller for breach of the Seller Warranties, without any monetary amount being due or payable by the Buyer for such number of SBID Stock, and without any additional monetary amount being due or payable to the Buyer (nor, for the avoidance of doubt, to SBID) by the Seller in the event that the value of the SBID Stock is lower than the amount of the claim by the Buyer against the Seller for breach of the Seller Warranties. For the avoidance of doubt, the Buyer shall not, and, for the avoidance of doubt, SBID shall not, at any time be entitled to claim any monetary amount from the Seller for breach of the Seller Warranties.

4.2	Indemnification Period: The Seller Warranties shall expire eighteen months after the Closing Date (the ‘Indemnification Period’).

4.3
Indemnification in Favour of the Buyer or the Company: During the Indemnification Period, the Seller shall be liable and reimburse and hold harmless on a euro by euro basis the Buyer or, if the Buyer so elects, the Company against any loss, liability, claim, damage, or expense (the same as referred to in articles 6:95 and further of the Dutch Civil Code (Burgerlijk Wetboek), to which Buyer or the Company may become subject in the event of breach of one or more Seller Warranties. Any loss, liability, claim, damage, or expense to which the Buyer may become subject shall, without prejudice to other limitations expressly set forth herein, be regarded as being incurred by the Company in the same amount. The Seller shall at all times be entitled to take such action, legal or otherwise, as they may deem necessary or expedient to protect its interests. The Buyer shall inform and consult with the Seller when taking such action.

4.4	Financial Limits: The liability of the Seller shall be limited as follows:

(i)
the Seller shall not be liable in respect of any claim for breach of one or more Seller Warranties in respect of which the amount of losses is less than EUR 10,000, it being understood that a series of such claims arising from the same cause will be aggregated for the purpose of calculating the amount of losses for the purpose of this Article 4.4(i). In case the aforesaid threshold is exceeded, the Seller shall be liable for the full amount (and not only the excess);

(ii)
the aggregate liability of the Seller for breach of one or more Seller Warranties listed in Articles 3.1.1 up to and including 3.1.3 shall not exceed such amount equal to the total value (based on OTCQB) of the number of shares of SBID Stock held by the Seller at any time (the ‘Cap’);

(iii)	the aggregate liability of the Seller for breach of one or more Seller Warranties listed in Articles 3.1.4 up to and including 3.1.8 shall not exceed 50% (fifty per cent) of the Cap.

4.5
Disclosures and Due Diligence Investigation: The Seller Warranties are limited by - and the Seller shall not be liable for breach of one or more Seller Warranties in respect of - the information, facts, circumstances or matters fairly disclosed in the Due Diligence Information. For purposes of this Article 4, fairly disclosed means with respect to information, a fact, circumstance or matter in the Due Diligence Information that such information, fact, circumstance or matter enables a buyer acting reasonably (based on a prima facie review of the document containing such information, fact, circumstance or matter) to obtain a fair and accurate assessment of the nature and effect of such information, fact, circumstance or matter; a reference in a document to a fact, a matter or other information contained in another document that has not been provided in full, is not deemed fairly disclosed for purposes of this definition.

4.6
Fraud or Wilful Misconduct: The maximum aggregate liability of the Seller for breach of one or more Seller Warranties shall not exceed the Cap, provided that no limitations set out in this Article 4 shall apply to any claim in case of fraud (bedrog) or wilful misconduct (opzet) of the Seller or any of its directors or employees in connection with such claim.

5.	THIRD PARTY CLAIMS

5.1
Third Party Claim: If any third party gives notice to the Buyer with respect to any information, fact, circumstance or matter that does or may give rise to a claim by the Buyer against the Seller for breach of the Seller Warranties (a ‘Third Party Claim’), the Buyer shall, promptly and in any event within 30 (thirty) days of the date on which the Buyer becomes aware of the relevant information, fact, circumstance or matter, give written notice to the Seller, this notice setting out such information as is available to the Buyer and as is reasonably necessary to enable the Seller to assess the merits of the (potential) claim, to act to preserve evidence and to make such provisions as the Seller deems necessary, acting reasonably.

5.2	Conduct of Defence: In respect of a Third Party Claim:

(i)	the Buyer or the Company shall not make any admission, or enter into any compromise or settlement without the prior written consent of the Seller;

(ii)
the Seller may, subject to Article 5.2(iii), and at its expense and in its absolute discretion, upon giving notice in writing to the Buyer, elect to assume and conduct the defence and negotiations with counsel and legal advisers of its choice and to take such action as it may from time to time deem appropriate to avoid, dispute, deny, defend, appeal, compromise such Third Party Claim (including making counterclaims or other claims against third parties) in the name of the Buyer or the Company;

(iii)	where the Seller has elected to assume the defence pursuant to Article 5.2(ii):

a.	the Buyer (and the Buyer shall procure that the Company) shall give the Seller such information and assistance including access to premises and personnel as the Seller may reasonably request;

b.
the Buyer (and the Buyer shall procure that the Company) shall allow the Seller to examine, copy and photograph any assets, accounts, documents and records as the Seller may reasonably request and shall instruct counsel and advisers referred to in Article 5.2(ii) to act on behalf of the Buyer or the Company concerned but in accordance with the Seller's reasonable instructions; and

c.	the Seller shall keep the Buyer as soon as practically possible informed of relevant matters relating to the Third Party Claim.

5.3
Settlement: The Seller shall not enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed) unless the proposed settlement or compromise involves only the payment of money and does not impose an injunction upon the Buyer or the Company.

6.	INTELLECTUAL PROPERTY RIGHTS

6.1
No Assignment or Licence: No provisions in this Agreement seek to assign or license intellectual property rights unless expressly agreed otherwise in writing. The Parties acknowledge that each Party will retain ownership of all their intellectual property rights.

6.2
Ownership: All intellectual property rights, information and know-how developed, created or acquired (other than on the basis of a licence) by the Seller, the Buyer or SBID, or their affiliated enterprises, or the Company will be owned by the Seller, Buyer, SBID, or their affiliated enterprises, or the Company.

7.	FINAL PROVISIONS

7.1
Notifications: All notifications or other information that is required or allowed to be communicated under this Agreement must be made in writing and can either be hand-delivered or sent by post or telefax (however in the latter case the notification must be confirmed without delay by means of an original notification) to the addresses as provided by the designated Party to the other Parties.

7.2
Complete Agreement: This Agreement contains the complete agreement concluded between the Parties concerning the subject of the Agreement and supersedes all agreements previously concluded between the Parties on this matter.

7.3
Costs: Each Party to this Agreement, irrespective of whether this Agreement and the transactions ensuing from it are actually performed, except to the extent otherwise provided for in this Agreement, will bear its own costs for the formation of this Agreement, as well as the costs relating to the negotiations, preparations and performance of this Agreement, including the costs and fees of legal advisers, accountants, financial advisers and other experts. The costs of the Notary will be borne by the Buyer.

7.4
Validity: If one or more provisions of this Agreement prove to be legally invalid, the other provisions of this Agreement will remain in force. The Parties will consult with each other on any provisions that are legally invalid so as to agree on replacement provisions that are legally valid, the purport of which corresponds as closely as possible to the original provisions.

7.5
Waiver: Subject to Article 2.2 and unless and to the extent this Agreement explicitly provides otherwise, each Party waives the right to, wholly or partially, dissolve (ontbinden) or nullify (vernietigen) or otherwise terminate this Agreement by way of an out-of-court declaration (buitengerechtelijke verklaring) or in any other manner or to seek the dissolution (ontbinding) or nullification (vernietiging) of this Agreement in court.

8.	APPLICABLE LAW AND DISPUTE SETTLEMENT

8.1	Applicable Law: This Agreement and the agreements concluded for the performance of this Agreement will be governed exclusively by Dutch law.

8.2
Dispute Settlement: All disputes relating to this Agreement, or any agreements concluded for the performance of this Agreement, will first be referred to a mediator. Should mediation fail to produce results within three months, any disputes will solely be submitted to the competent court in Amsterdam.

AGREED AND SIGNED:

/s/ D.J. Klinkhamer
FAC 2 B.V.
on behalf of the above:
Twinder International Holding B.V., D.J. Klinkhamer

/s/ Korstiaan Zandvliet Symbid Holding B.V. on behalf of the above: Korstiaan Zandvliet /s/ Korstiaan Zandvliet Symbid Corp. on behalf of the above: Korstiaan Zandvliet	/s/ Robin Slakhorst Symbid Holding B.V. on behalf of the above: Robin Slakhorst /s/ Robin Slakhorst Symbid Corp. on behalf of the above: Robin Slakhorst